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                                                                    Exhibit 99.4
PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                              CYTOGEN CORPORATION

  THOMAS J. McKEARN, T. JEROME MADISON, and WILLIAM C. MILLS III, and each of them, with full power of substitution, are hereby appointed the Proxies of, and authorized to represent, the undersigned and to vote all of the shares of Common Stock of CYTOGEN CORPORATION entitled to be voted by the undersigned as of August 17, 1995 as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Special Meeting of Stockholders to be held on Monday, October 16, 1995, at 2:00 p.m. (local time) at The Holiday Inn Princeton, 4355 Route One at Ridge Road, Princeton, New Jersey 08540 and at any adjournment thereof as if the undersigned were present and voting at the meeting.

  Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which you may revoke at any time prior to its use.

                 TO BE VOTED, YOU MUST SIGN ON THE REVERSE SIDE
                        (CONTINUED ON THE REVERSE SIDE)
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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

                                                               I plan to attend
                                                                 the meeting

                                                                      [ ]

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. To approve the issuance of up to (i) an aggregate of 5,324,487 shares of Cytogen common stock, par value $.01 per share ("Cytogen Common Stock"), in order to effect the proposed acquisition of Cellcor, Inc. ("Cellcor") by Cytogen pursuant to an Agreement and Plan of Merger dated June 15, 1995, as amended, among Cytogen, Cellcor Acquisition Corp., a wholly-owned subsidiary of Cytogen and Cellcor and (ii) an aggregate of 6,637,493 shares of Cytogen Common Stock in connection with an offering by Cytogen to holders of Cellcor's common stock of rights to subscribe for and purchase shares of Cytogen Common Stock.

   For      Against      Abstain

   [ ]        [ ]          [ ]

2. To consider and transact such other business as may properly come before the Special Meeting.





                                              IF YOU PLAN TO ATTEND THE SPECIAL
                                              MEETING CHECK THE BOX ABOVE.

                                              Dated: _____________________, 1995

                                              __________________________________

                                              __________________________________
                                                SIGNATURE(S) OF STOCKHOLDER(S)

                                              NOTE: THE SIGNATURE(S) SHOULD
                                              APPEAR THE SAME AS IT (THEY)
                                              APPEAR(S) ON THE ADDRESS LABEL
                                              ON THIS PROXY. WHEN SIGNING AS
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                              GUARDIAN, OR ATTORNEY, PLEASE GIVE
                                              FULL TITLE AS SUCH. FOR JOINT
                                              ACCOUNTS OR CO-FIDUCIARIES, ALL
                                              JOINT OWNERS OR CO-FIDUCIARIES
    "PLEASE MARK INSIDE BLUE BOXES SO         SHOULD SIGN.
    THAT DATA PROCESSING EQUIPMENT            THIS PROXY IS SOLICITED ON BEHALF
    WILL RECORD YOUR VOTES"                   OF THE BOARD OF DIRECTORS